AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 2009.

REGISTRATION NO. 333-155414

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	23-3016517
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

409 Silverside Road

Wilmington, DE 19809

(302) 385-5000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Betsy Z. Cohen

Chief Executive Officer

The Bancorp, Inc.

409 Silverside Road

Wilmington, Delaware 19809

(302) 385-5000

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Copies to:

J. Baur Whittlesey, Esq.

Mark E. Rosenstein, Esq.

Ledgewood, P.C.

1900 Market Street, Suite 750

Philadelphia, PA 19103

(215) 731-9450

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes or securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer ☐	Accelerated Filer ☒

Non-Accelerated Filer ☐	Smaller Reporting Company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities, in any state in which the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 30, 2009

PROSPECTUS

THE BANCORP, INC.

$80,000,000

Common Stock, Preferred Stock

Debt Securities, Warrants,

Guarantees and Units

We will provide the specific terms of the securities we sell in supplements to this prospectus or other offering materials. You should read this prospectus, any supplement and any other offering materials carefully before you invest.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this registration process, we may sell any combination of our:

•	common stock;

•	preferred stock, which may be convertible into our common stock;

•	senior or subordinated debt securities, which may be convertible into our common stock or preferred stock;

•	warrants to purchase common stock, preferred stock or debt securities;

•	guarantees; and

•	units to purchase one or more debt securities, common stock, preferred stock or warrants or any combination of such securities in one or more offerings up to a total dollar amount of $80,000,000. The terms of these offerings will be determined at the time of sale. We refer to the common stock, preferred stock, warrants, debt securities, guarantees and the units collectively as the “securities” in this prospectus. For more information on how our securities may be sold, please read the section of the prospectus entitled “Plan of Distribution.”

The specific terms of the securities we offer and the terms of their sale will be set forth in an accompanying supplement to this prospectus or other offering materials. The specific terms of the debt securities will include, when applicable, the title, series, aggregate principal amount, form, which may be registered, certificated or global, authorized denominations, maturity, rate of interest or manner of calculation of the rate, time of payment of interest, any provisions regarding redemption at our option or repayment at your option, any provision regarding sinking fund payments, any provisions regarding conversion into other securities, additional covenants and the public offering price. The specific terms for the guaranties will include a description of the obligations guaranteed, any conditions to the obligations under the guaranties and any subrogation rights. The specific terms for the preferred stock will include, when applicable, series, title and par value, any dividend, liquidation, redemption, conversion, voting and other rights, and the public offering price. The specific terms of the warrants will include, when applicable, the title, public offering price, securities for which they are exercisable, term and exercise price. The specific terms of the common stock will include, when applicable, the public offering price. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any other offering materials together with the additional information described in the section of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” carefully before you invest. References in this prospectus to “we,” “us” and “our” are to The Bancorp, Inc.

Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “TBBK.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

AN INVESTMENT IN THESE SECURITIES INVOLVES MATERIAL RISKS AND UNCERTAINTIES. YOU SHOULD READ CAREFULLY THE RISK FACTORS THAT MAY BE INCLUDED IN A PROSPECTUS SUPPLEMENT AND IN OUR PERIODIC REPORTS AND OTHER SECURITIES AND EXCHANGE COMMISSION FILINGS, FOR FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS. THESE SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

This Prospectus is Dated                     , 2009

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

Forward-looking statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations could differ materially from those contemplated, expressed or implied by our forward-looking statements. Forward-looking statements we make or which are incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement are subject to various risks and uncertainties that could cause actual results to differ materially from our forward-looking statements, including:

•	the risk factors discussed and identified in our public filings with the SEC which we incorporate by reference in this prospectus;

•

recessionary conditions in the U.S. economy and significant dislocations in the current markets have had, and we expect will continue to have, significant adverse effects on our assets and operating results, including increases in payment defaults and other credit risks, decreases in the fair value of some assets and increases in our provision for loan losses;

•	current economic and credit market conditions, if they continue, may result in a reduction in our capital base, reducing our ability to maintain deposits at current levels;

•	operating costs may increase;

•

adverse laws, regulations and policies may be enacted, including policies affecting institutions such as ours, which have obtained funding under the U.S. Department of the Treasury, or the U.S. Treasury, Troubled Asset Relief Program—Capital Purchase Program, or the Capital Purchase Program;

•	management and other key personnel may be lost;

•	competition may increase;

•

the costs of our interest-bearing liabilities, principally deposits, may increase relative to the interest received on our interest-bearing assets, principally loans, thereby decreasing our net interest income;

•

the geographic concentration of our loans could result in our loan portfolio being adversely affected by economic factors unique to the geographic area and not reflected in other regions of the country; and

•

the market value of real estate that secures our loans has been and may continue to be, adversely affected by current economic and market conditions, and may be affected by other conditions outside of our control such as lack of demand for real estate of the type securing of our loans, natural disasters, changes in neighborhood values, competitive overbuilding, weather, casualty losses, occupancy rates and other similar factors.

We caution you not to place undue reliance on these forward-looking statements which speak only as of the date of this prospectus, the date of the prospectus supplement or the date of any document incorporated by reference in this prospectus or in a prospectus supplement, as applicable. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or applicable prospectus supplement, or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, or the Securities Act, we filed a registration statement (No. 333-155414) relating to the securities offered by this prospectus with the SEC. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available free of charge through our website at http://www.thebancorp.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, as soon as reasonably practicable after they are filed electronically with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation of Certain Documents by Reference,” below, the information contained on our website or the SEC website is not intended to be incorporated reference in this prospectus and you should not consider that information a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents we have filed with the SEC but that we do not include in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

•	Our Current Report on Form 8-K filed June 4, 2009.

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on November 10, 2004.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, on or after the date of this prospectus and prior to the termination of this offering made pursuant to this prospectus also will be deemed to be incorporated herein by reference and will automatically update and supersede information in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Attention: Martin F. Egan

The Bancorp, Inc.

409 Silverside Road

Wilmington, Delaware 19809

(302) 385-5000

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

THE COMPANY

We are a Delaware financial holding company with a wholly owned subsidiary, The Bancorp Bank, which we refer to as the Bank. Through the Bank, we provide a wide range of commercial and retail banking products and services to both regional and national markets. We were formed in 1999 and commenced operations in July 2000. Our offices are located at 409 Silverside Road, Wilmington, Delaware 19809 and our telephone number is (302) 385-5000. We also maintain executive offices at 1818 Market Street, Philadelphia, Pennsylvania 19103. Our web address is http://www.thebancorp.com. We do not incorporate by reference into this prospectus any material from our website.

RISK FACTORS

Investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. Any of these risks could materially adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect us. In any such case, you could lose all or a portion of your original investment.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

The following table shows our ratio of earnings to fixed charges, and our ratio of earnings to combined fixed charges and preference dividends, for the periods indicated.

	Three months ended March 31, 2009	Year ended December 31,
		2008		2007	2006	2005	2004
Ratio of earnings to fixed charges(1)	1.27		(3)	1.44	1.56	1.66	1.32
Ratio of combined fixed charges and preferred stock dividends to earnings(2)	1.42		(3)	1.44	1.56	1.76	1.38

(1)

We calculate the ratio of earnings to fixed charges by dividing our earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations before fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) the portion of rent expense representing an interest factor.

(2)	We calculate the ratio of earnings to combined fixed charges and preference dividends by dividing earnings by the sum of fixed charges and dividends on preferred securities.

(3)	Earnings for the year ended December 31, 2008 were inadequate to cover fixed charges. The coverage deficiency was $63.6 million.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for general corporate purposes, which may include, but not be limited to, loans, refinancing or repayment of indebtedness, capital expenditures and working capital. Pending any of these uses, the net proceeds of a sale will be invested in readily marketable, interest-bearing securities. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

DESCRIPTION OF CAPITAL STOCK

General

We have the authority to issue 20,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2009, we had 14,563,919 shares of common stock outstanding, 108,136 shares of Series A preferred stock outstanding and 45,220 shares of Series B preferred stock outstanding.

The following description of the material terms of our capital stock and of our certificate of incorporation, bylaws and agreements with investors is only a summary. You should refer to our certificate of incorporation, bylaws and investor rights agreements which are included as exhibits to the registration statement of which this prospectus is a part for their complete terms.

We have called a special meeting of our stockholders for July 29, 2009, for the purpose of approving an amendment to our certificate of incorporation to increase the amount of authorized shares of common stock from 20 million shares to 50 million shares.

Common Stock

Voting rights. Each share of common stock is entitled to one vote on all matters presented to stockholders, including the election of directors. There is no cumulative voting in the election of directors.

Dividends. We may pay dividends as declared from time to time by the board of directors out of funds legally available for that purpose. See Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2008, which we refer to as our 2008 10-K and which is incorporated by reference in this prospectus, under the caption “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” for a description of our dividend policy and contractual limitations on our ability to pay dividends and Item 1 of our 2008 10-K under the captions “Regulatory Restrictions on Dividends,” “Prompt Corrective Action,” “Federal Regulation” and “Delaware Regulations” for statutory and regulatory restrictions on our ability to pay dividends.

Liquidation. In the event we are dissolved, liquidated or wound up, common stockholders are entitled to receive a pro rata portion of our assets remaining after payment or provision for payment of all of our debts and liabilities and payment of the liquidation preference of any outstanding preferred stock.

No Preemptive Rights; Redemption. Common stockholders are not entitled to preemptive rights, except that investors in offerings we made in 1999 and 2002 have contractual pre-emptive rights; however, these rights do not apply to a public offering of our common stock, and will terminate upon completion of any such public offering. We describe these rights in “—Agreement with Investors in 1999 Offering” and “—Agreement with Investor in 2002 Offering,” below. Our common shares are not subject to call or redemption.

Transfer Agent. We have appointed American Stock Transfer & Trust Company to act as the transfer agent for our common stock. We act as our own transfer agent for our preferred stock and warrants.

Listing. Our common stock is quoted on the NASDAQ Global Select Market under the symbol “TBBK.”

Preferred Stock

General. We may issue preferred stock from time to time in one or more series. Our board of directors, without further approval of the stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the common stockholders.

A prospectus supplement and any other offering materials relating to any series of preferred stock issued under the registration statement of which this prospectus is a part will specify the terms of the series, including:

•	the maximum number of shares in the series and the designation of the series;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of common or preferred stock;

•	the voting rights, if any, of the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

The description of preferred stock above and the description of the terms of a particular series of preferred stock contained in a prospectus supplement and other offering materials, if any, are not complete. You should refer to the certificate of designations with respect to a series of preferred stock for complete information concerning the terms of that series. A copy of the certificate of designations for each series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.

Series A preferred stock

Our Series A preferred stock is senior to our common stock with respect to the right to receive dividends and to receive payments or distributions out of our net assets if we voluntarily or involuntarily dissolve, liquidate or wind up. Series A preferred stock has an annual, non-cumulative dividend of $0.60 per share, payable quarterly, and a liquidation preference of $10.00 per share. The dividend may be paid in cash or “in kind” by issuance of additional shares of Series A preferred stock. In kind dividends will be paid at the rate of 0.015 of a shares of Series A preferred stock for each share held. Dividends, whether in cash or in kind, are not payable on any fractional shares resulting from prior in kind dividends.

Holders of Series A preferred stock have the right to vote at all meetings of the holders of our common stock, including the right to elect directors. Series A preferred stock votes together with our common stock as a single class and has one vote per share.

Series A preferred stock may be converted into common stock at any time by a holder at the rate of one share of common stock for each share of Series A preferred stock. The conversion rate is subject to adjustment in the event of a payment of a stock dividend with respect to, or a distribution in shares of, common stock, any subdivision, combination or reclassification of our common stock or a consolidation, merger or sale of substantially all or our property or assets, or if we issue rights or warrants entitling the holders thereof to subscribe for or purchase shares of common stock at less than the then applicable conversion price.

Series A preferred stock automatically converts to common stock at the rate of one share of common stock for each share of preferred stock, subject to adjustment as described in the previous paragraph, at any time we complete an offering of common stock registered under the Securities Act that results in gross offering proceeds of $15 million or more. For these purposes, gross offering proceeds means the number of shares sold multiplied by the offering price per share, before underwriting discounts and commissions and expenses of the offering.

Series B preferred stock

General. On December 12, 2008, pursuant to the Capital Purchase Program, we issued to the U.S. Treasury 45,220 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, or the Series B preferred stock, having a liquidation amount per share equal to $1,000, for a total price of $45,220,000. The Series B preferred stock has preferential dividend and liquidation rights over our common stock. The Series B preferred stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. The Series B preferred stock is non-voting, except in limited circumstances. Prior to December 12, 2011, unless we have redeemed all of the Series B preferred stock or the U.S. Treasury has transferred all of the Series B preferred stock to third parties, the consent of the U.S. Treasury will be required for us to, among other things, repurchase or otherwise acquire any of our shares of common stock or trust preferred securities, subject to certain limited exceptions. In addition, so long as any shares of our Series B preferred stock are outstanding, we may not repurchase or otherwise acquire any of our outstanding common stock unless we are current in our dividend payments on our outstanding Series B preferred stock. We may not redeem the Series B preferred stock without regulatory approval.

Dividends Payable on Shares of Series B Preferred Stock. Holders of shares of Series B preferred stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series B preferred stock with respect to each dividend period from December 12, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of Series B preferred stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series B preferred stock with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series B preferred stock are payable to holders of record of shares of Series B preferred stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series B preferred stock, we must provide written notice to the holders of shares of Series B preferred stock prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. See Item 1 of our annual report on Form 10-K for the year ended December 31, 2008 under the captions “Regulatory Restrictions on Dividends,” “Prompt Corrective Action,” “Federal Regulation” and “Delaware Regulations” for statutory and regulatory restrictions on our ability to pay dividends.

Priority of Dividends and Payments Upon Liquidation. With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series B preferred stock will rank:

•	senior to our common stock and all other equity securities designated as ranking junior to the Series B preferred stock; and

•

at least equally with all other equity securities designated as ranking on a parity with the Series B preferred stock, or parity stock, including shares of our Series A preferred stock, with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up.

So long as any shares of Series B preferred stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, we may not pay or declare any dividends on our common stock or other junior stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series B preferred stock for all prior dividend periods, other than:

•

purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•

purchases or other acquisitions by any of our broker-dealer subsidiaries, of which we currently have none, solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•

purchases or other acquisitions by any of our broker-dealer subsidiaries, of which we currently have none, for resale pursuant to an offering by us of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any stockholders’ rights plan or repurchases of rights pursuant to any stockholders’ rights plan;

•	acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not us or a subsidiary of us, including as trustee or custodian; and

•

the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 12, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series B preferred stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series B preferred stock), with respect to the Series B preferred stock and any other parity stock must be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series B preferred stock from time to time out of any funds legally available for such payment, and the Series B preferred stock will not be entitled to participate in any such dividend.

Redemption. Except as described below in connection with the American Recovery and Reinvestment Act of 2009, which we refer to as ARRA, the Series B preferred stock may not be redeemed prior to February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $11,305,000, which equals 25% of the aggregate liquidation amount of the Series B preferred stock on the date of issuance. In such a case, we may redeem the Series B preferred stock, subject to the approval of the Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us after December 12, 2008, to persons other than us or our subsidiaries, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as Tier 1 capital at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008.

After February 15, 2012, the Series B preferred stock may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below.

Notwithstanding the foregoing, under the provisions of ARRA, and subject to regulations to be promulgated by the U.S. Treasury, after consultation with the Federal Reserve Board we may redeem the Series B preferred stock from the U.S. Treasury at any time, from any source of funds and without being subject to any waiting period.

In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The Series B preferred stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series B preferred stock have no right to require the redemption or repurchase of the Series B preferred stock.

If we seek to redeem fewer than all of the outstanding shares of Series B preferred stock, we will select the shares we will redeem either pro rata from the holders of record of shares of Series B preferred stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of Series B preferred stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series B preferred stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series B preferred stock designated for redemption will not affect the redemption of any other Series B preferred stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place of redemption and the number of shares of Series B preferred stock we will redeem (and, if less than all shares of Series B preferred stock held by the applicable holder, the number of shares we will redeem from the holder).

Shares of Series B preferred stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights. If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series B preferred stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series B preferred stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to stockholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series B preferred stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series B preferred stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series B preferred stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series B preferred stock has been paid in full to all holders of Series B preferred stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series B preferred stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights. Except as indicated below or otherwise required by law, the holders of Series B preferred stock will not have any voting rights.

If the dividends on the Series B preferred stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series B preferred stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Global Select Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series B preferred stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office will terminate immediately and the number of authorized directors of Bancorp will be reduced by the number of preferred stock directors that the holders of Series B preferred stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series B preferred stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series B preferred stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

So long as any shares of Series B preferred stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our articles of organization, the vote or consent of the holders of at least 66 2/3% of the shares of Series B preferred stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•	any amendment or alteration of our articles of organization to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series B preferred stock with respect to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up;

•

any amendment, alteration or repeal of any provision of the certificate of designations for the Series B preferred stock so as to adversely affect the rights, preferences, privileges or voting powers of the Series B preferred stock; or

•

any consummation of a binding share exchange or reclassification involving the Series B preferred stock or of a merger or consolidation of us with another entity, unless the shares of Series B preferred stock remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series B preferred stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series B preferred stock, taken as a whole.

To the extent of the voting rights of the Series B preferred stock, each holder of Series B preferred stock will have one vote for each $1,000 of liquidation preference to which such holder’s shares of Series B preferred stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series B preferred stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series B preferred stock to effect the redemption.

Agreement with Investors in 1999 Offering

Our initial capitalization was provided by investors in our 1999 private offering of common stock. As part of that offering, we entered into an investor rights agreement that granted the 1999 investors certain rights, of which the following rights are currently in effect:

Piggy-Back Registration Rights. The 1999 investors have the right, subject to certain restrictions, to require us to include their shares in any of our future registration statements, except for registration statements relating to mergers and acquisitions or relating to employee stock options and benefits or issuances for similar purposes. Shares included in any such registration may be reduced or eliminated if the underwriters for the offering advise us that inclusion of some or all of the shares will affect the underwriters’ ability to market our offering or that it will affect the offering price.

Pre-emptive Rights. The 1999 investors have the right to maintain their proportionate equity interest in us through a right to subscribe for a proportional amount in our future offerings. The right does not include issuances in connection with mergers and acquisitions or under employee stock option, 401(k) or other employee benefit plans. Any purchases will be on the same terms and conditions applicable to other investors in that future offering. This right terminates upon the completion of a qualified public offering of our common stock, and excludes shares issuable in that offering. A qualified public offering for purposes of this agreement means any public offering of our common stock pursuant to a registration statement under the Securities Act on Forms S-1 or S-3 where, as a result, we become subject to the reporting requirements of Sections 13 or 15 of the Securities Exchange Act of 1934.

Tag-Along Rights. In the event that Daniel G. Cohen and Edward E. Cohen seek to sell their shares, 1999 investors will have the right to require that the number of shares being sold include a proportionate amount of their shares. This right does not apply to shares sold pursuant to a registration statement and shares transferred to related persons (although the related persons will become subject to the agreement).

Agreement with Investor in 2002 Offering

On June 12, 2002, we sold 25,000 shares of Series A preferred stock and warrants for the purchase of 200,000 shares of our common stock to a single investor. As part of that offering, we entered into an investor rights agreement that granted the investor certain rights, of which the following rights are currently in effect:

Piggy-Back Registration Rights. The 2002 investor will have the right, subject to certain restrictions, including the right of the 1999 investors to consent to such right, to require us to include its shares in any of our future registration statements, except for registration statements relating to mergers and acquisitions or relating to employee stock options and benefits or issuances for similar purposes. Shares included in any such registration may be reduced or eliminated if the underwriters for the offering advise us that inclusion of some or all of the shares will affect the underwriters’ ability to market our offering or that it will affect the offering price. In the event that the investor is unable to participate in a registration statement as a result of our failure to obtain the consent of the 1999 investors, the investor will be granted a further demand registration right.

Pre-emptive Rights. Subject to the pre-emptive rights of the 1999 investors, the 2002 investor will have the right to maintain its proportionate equity interest in us through a right to subscribe for a proportional amount in our future offerings. The right does not include issuances in connection with mergers and acquisitions or under employee stock option, 401(k) or other employee benefit plans, if we do not issue shares under such plans in excess of the amounts currently authorized to be issued under such plans. Any purchases will be on the same terms and conditions applicable to other investors in that future offering. This right terminates upon the completion of a qualified public offering of our common stock, and excludes shares issuable in that offering.

Tag-Along Rights. In the event that Daniel G. Cohen and Edward E. Cohen seek to sell their shares, the 2002 investor will have the right to require that the number of shares being sold include a proportionate amount of its shares, subject to the prior consent of the 1999 investors. This right does not apply to shares sold pursuant to a registration statement and shares transferred to related persons (although the related persons will become subject to the agreement).

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

We summarize various provisions of Delaware law, our certificate of incorporation and our bylaws in the following paragraphs. These provisions may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for his or her shares.

Certificate of incorporation and bylaws. Our certificate of incorporation and bylaws currently contain and, if the proposed amendment of our certificate of incorporation to increase our authorized common stock is approved by our stockholders will continue to contain, provisions that may be deemed to be “anti-takeover” in nature. These provisions are the proposed authorization of 50,000,000 shares of common stock, the current authorization of 5,000,000 shares of preferred stock and the elimination of preemptive rights, except for the contractual rights of investors in our 1999 and 2002 offerings discussed in “—Agreement with Investors in 1999 Offering” and “—Agreement with Investor in 2002 Offering.”

The authorization for the issuance of substantial numbers of shares of common stock and preferred stock and the elimination of preemptive rights for common stock, except for the rights we describe in “—Agreement with Investors in 1999 Offering” and “—Agreement with Investor in 2002 Offering,” provides our board of directors with as much flexibility as possible to issue additional shares, without further stockholder approval, for corporate purposes, including financings, acquisitions, stock dividends, stock splits, employee incentive plans and similar purposes. These additional shares, however, may also be used by the board of directors, if consistent with its fiduciary responsibilities and its contractual duties to investors in our 1999 and 2002 offerings, to deter future attempts to gain control over us. Moreover, because a stockholder does not have preemptive rights, he or she does not have a right to subscribe for a proportionate part of any such issuance.

Delaware law. We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the Delaware General Corporation Law. Under Section 203 of the General Corporation Law, a Delaware corporation may not engage in any business combination with any interested stockholder for a period of three years following the date such stockholder became an interested stockholder, unless:

•	before such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding:

•	shares owned by persons who are directors and also officers, and

•	employee stock plans, in certain instances; or

•

on or after such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines an interested stockholder of a corporation to be any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) who:

•	owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation; or

•

is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person (and any affiliate or associate of such person) is an interested stockholder.

Section 203 defines business combinations to include certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder.

The restrictions imposed by Section 203 will not apply to a corporation if:

•	the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by Section 203; or

•

the corporation, by the action of stockholders holding majority of outstanding voting stock, adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203.

We have not opted out of Section 203. Section 203 could under certain circumstances make it more difficult for a third party to gain control of us, deny stockholders the receipt of a premium on their common stock and may reduce the price at which the common stock may be sold.

Federal banking law. Federal law pertaining to bank holding companies and banks also may have an anti-takeover effect. See Item 1 of our 2008 10-K under the caption “Federal Regulation—Change in Control”.

DESCRIPTION OF OUR DEBT SECURITIES

General

The debt securities will be:

•	our direct general obligations;

•	either senior debt securities or subordinated debt securities; and

•	issued under separate indentures among us and a trustee which will be named in a prospectus supplement and a supplemental indenture.

We may issue debt securities in one or more series.

If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. Investors in any debt securities we may issue should read the relevant indenture because it, and not this description, will control their rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and relating to any series of debt securities being offered will describe the specific terms of the debt securities being offered. These terms will include some or all of the following, as applicable:

•	the issuer of the debt securities;

•	the co-issuers of the debt securities, if any;

•	the guarantors of the debt securities, if any;

•	whether the debt securities are senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the process to authenticate and deliver the debt securities and the application of the proceeds thereof;

•	the assets, if any, that are pledged as security for the payment of the debt securities;

•	the terms of any release, or the release and substitution of, any assets pledged as security for the payment of the debt securities;

•

whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depository on behalf of holders;

•	the prices at which we will issue the debt securities;

•	the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange provisions;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any changes to or additional events of default or covenants; and

•	any other terms of the debt securities.

We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The relevant prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Guarantees

If specified in the prospectus supplement respecting a series of debt securities, subsidiaries of ours that are specified in the prospectus supplement may unconditionally guarantee to each holder and the trustee, on a joint and several basis (but subject, with respect to the Bank, to obtaining any required regulatory approvals), the full and prompt payment of principal of, premium, if any, and interest on the debt securities of that series when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise. If a series of debt securities is guaranteed, such series may be guaranteed by all subsidiaries other than subsidiaries without material assets. The prospectus supplement will describe any limitation on the maximum amount of any particular guarantee and the conditions under which guarantees may be released.

The guarantees will be general obligations of the guarantors. Guarantees of subordinated debt securities will be subordinated to the senior indebtedness of the guarantors on the same basis as the subordinated debt securities are subordinated to the senior indebtedness of the issuer. “Senior indebtedness” will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

Consolidation, Merger or Asset Sale

Each indenture will, in general, allow us to consolidate or merge with or into another domestic entity. It will also allow us to sell, lease, transfer or otherwise dispose of all or substantially all of our assets to another domestic entity. If this happens, the remaining or acquiring entity must assume all of our responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of applicable indenture covenants.

However, each indenture will impose requirements with respect to any consolidation or merger with or into an entity, or any sale, lease, transfer or other disposition of all or substantially all of our assets, including:

•	the remaining or acquiring entity must be organized under the laws of the United States, any state or the District of Columbia;

•	the remaining or acquiring entity must assume our obligations under the indenture; and

•	immediately after giving effect to the transaction, no event of default may exist.

The remaining or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture, and we will be relieved from any further obligations under the indenture.

No Protection in the Event of a Change of Control

Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Modification of Indentures

We may supplement or amend an indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series issued under the indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of the Indenture or waiver may:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of or change the fixed maturity of any debt security;

•

reduce or waive the premium payable upon redemption or alter or waive the provisions with respect to the redemption of the debt securities (except as may be permitted in the case of a particular series of debt securities);

•	reduce the rate of or change the time for payment of interest on any debt security;

•

waive an event of default in the payment of principal of or premium, if any, or interest on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration);

•	except as otherwise permitted under the indenture, release any lien or encumbrance that may have been granted with respect to the debt securities;

•	make any debt security payable in currency other than that stated in the debt securities;

•	in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

•

make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities;

•	waive a redemption payment with respect to any debt security (except as may be permitted in the case of a particular series of debt securities);

•

except as otherwise permitted in the indenture, release any guarantor from its obligations under its guarantee or the indenture or change any guarantee in any manner that would adversely affect the rights of holders; or

•	make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

We may supplement or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:

•	to establish the form of terms of any series of debt securities;

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated notes in addition to or in place of certified notes;

•

to provide for the assumption of our or a guarantor’s obligations to holders of debt securities in the case of a merger or consolidation or disposition of all or substantially all of our or a guarantor’s assets;

•

in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of senior indebtedness of us, any co-issuer or guarantor, as applicable;

•	to add or release co-issuers pursuant to the terms of the indenture;

•	to add or release guarantors pursuant to the terms of the indenture;

•

to make any changes that would provide any additional rights or benefits to the holders of debt securities or that do not, taken as a whole, materially adversely affect the rights under the indenture of any holder of debt securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to evidence or provide for the acceptance of appointment under the indenture of a successor trustee;

•	to add any additional events of default; or

•	to secure the debt securities and/or the guarantees.

Events of Default and Remedies

Unless otherwise indicated in the prospectus supplement, an “event of default,” when used in an indenture, will mean any of the following with respect to the debt securities of any series:

•	failure to pay when due the principal of or any premium on any debt security of that series;

•	failure to pay, within 90 days of the due date, interest on any debt security of that series;

•	failure to pay when due any sinking fund payment with respect to any debt securities of that series;

•	failure to comply with the covenant described under “—Consolidation, Merger or Asset Sale”;

•	failure to perform any other covenant in the indenture that continues for 30 days after written notice”,

•	certain events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided under the terms of the debt securities of that series.

An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in the aggregate principal amount of the debt securities of that series can rescind the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under either indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for that series of debt securities.

No Limit on Amount of Debt Securities

The indenture will not limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. The indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Registration of Notes

We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

Minimum Denominations

Unless the prospectus supplement states otherwise, the debt securities will be issued only in principal amounts of $1,000 each or integral multiples of $1,000.

No Personal Liability

None of the past, present or future incorporators, directors, officers, employees, shareholders, stockholders, managers, members or trustees of us, any co-issuer or any guarantor will have any liability for the obligations of our company, any co-issuer or any guarantors under the indenture or the debt securities or for any claim based on such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective with respect to claims arising under federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.

Payment and Transfer

The trustee will initially act as paying agent and registrar under each indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.

If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the trustee, unless we elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.

The trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment as general creditors.

Exchange, Registration and Transfer

Debt securities of any series may be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service fee for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

We will not be required:

•

to issue, register the transfer of, or exchange debt securities of a series either during a period beginning 15 business days prior to the selection of debt securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption or repurchase, or between a record date and the next succeeding interest payment date; or

•	to register the transfer of or exchange any debt security called for redemption or repurchase, except the unredeemed portion of any debt security we are redeeming or repurchasing in part.

Provisions Relating only to Senior Debt Securities

Senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. Any senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement with respect to the issuance of any senior debt securities.

Provisions Relating only to the Subordinated Debt Securities

Subordinated Debt Securities Subordinated to Senior Indebtedness

The subordinated debt securities will rank junior in right of payment to all of the senior indebtedness of ours, any co-issuer or any guarantor to the extent disclosed in the prospectus supplement.

Payment Blockages

The subordinated debt securities will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•	we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

•

we fail to pay the principal, interest, any premium or any other amounts on any senior indebtedness of ours, any co-issuer or any guarantor to the extent disclosed in the prospectus supplement within any applicable grace period or the maturity of such senior indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

•

any other default on any senior indebtedness of ours, any co-issuer or any guarantor to the extent disclosed in the prospectus supplement occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt

The subordinated indenture will not limit the amount of senior indebtedness that we, any co-issuer or any guarantor may incur, unless otherwise indicated in the prospectus supplement.

Book Entry, Delivery and Form

The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the trustee as custodian for The Depository Trust Company, New York, New York, or DTC. This means that we would not issue certificates to each holder. Instead, one or more global debt securities would be issued to DTC, which would keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant would then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants, direct participants, deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC’s book entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

We will wire all payments on global debt securities to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of the global debt securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

It is DTC’s current practice, upon receipt of any payment on global debt securities, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global debt securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and in either event a successor depositary is not appointed by us within 90 days; or

•	we determine not to require all of the debt securities of a series to be represented by a global debt security.

Satisfaction and Discharge; Defeasance

Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

•	either:

•

all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

•

all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds cash in U.S. dollars, non-callable U.S. government obligations or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the trustee for cancellation, with respect to principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have been due and payable) or the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable by us under the indenture; and

•	we have delivered an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.

Governing Law

Each indenture and all of the debt securities will be governed by the laws of the State of New York.

The Trustee

We will enter into the indenture with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities.

Resignation or Removal of Trustee

If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture. Any resignation will require the appointment of a successor trustee under the applicable Indenture in accordance with the terms and conditions of such indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Limitations on Trustee if It is Our Creditor

Each indenture will contain limitations on the right of the trustee, if it becomes a creditor of an issuer or a guarantor, to obtain payment of claims, or to realize on property it may receive in respect of any such claim as security or otherwise.

Annual Trustee Report to Holders of Debt Securities

The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to Be Furnished to Trustee

Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF WARRANTS

The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and other offering materials, if any, and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement and other offering materials, if any. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A prospectus supplement and any other offering materials relating to any warrants we may issue will specify the terms of the warrants, including:

•	the title and aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the title, amount and terms of the securities purchasable upon exercise of the warrants;

•	the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which the related securities may be purchased upon exercise of the warrants;

•	the exercise period for the warrants;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	any applicable anti-dilution, redemption or call provisions;

•	any applicable book-entry provisions; and

•	any other terms of the warrants.

In connection with the sale of Series B preferred stock to the U.S. Treasury described in “Description of Capital Stock – Series B preferred stock,” we also issued to the U.S. Treasury a warrant to purchase 1,960,405 shares of our common stock, or the Treasury Warrant. The Treasury Warrant has a 10-year term and is currently exercisable, with an exercise price, subject to anti-dilution adjustments, equal to $3.46 per share. The U.S. Treasury may not transfer a portion or portions of the Treasury Warrant with respect to, or exercise the Treasury Warrant for, more than one-half of the common shares issuable upon exercise of such warrant until to the earlier of (i) the date on which we have received aggregate gross proceeds of at least $45,220,000 from one or more qualified equity offerings (which are generally defined as any offering of perpetual preferred stock or common stock that qualifies as Tier 1 capital to us), or (ii) December 31, 2009. The Treasury Warrant, and all rights under such warrant, are otherwise transferable.

If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in us receiving aggregate gross proceeds equal to at least $45,220,000, which is equal to 100% of the aggregate liquidation preference of the Series B preferred stock, then the number of common shares issuable upon exercise of the Treasury Warrant will be reduced to 50% of the original number. The U.S. Treasury has agreed not to exercise voting power with respect to any common shares issued upon exercise of the Treasury Warrant.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities, including guarantees of any securities.

A prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:

•

the terms of the units and of any of the debt securities, common stock, preferred stock, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may distribute our securities from time to time in one or more transactions at a fixed price or prices. We may change these prices from time to time. We may also distribute our securities at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We will describe the distribution method for each offering in a prospectus supplement, including, with respect to our equity securities, sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act to or through a market maker or directly into an existing trading market on an exchange or otherwise.

We may sell our securities in any of the following ways:

•	through underwriters or dealers,

•	through agents who may be deemed to be underwriters as defined in the Securities Act,

•	directly to one or more purchasers,

•	directly to holders of warrants exercisable for our securities upon the exercise of their warrants, or

•	through a combination of any of these methods of sale.

The prospectus supplement and other offering materials, if any, for a particular offering will set forth the terms of the offering, purchase price, the proceeds we will receive from the offering, any delayed delivery arrangements, the securities exchanges on which the securities will be listed, if any, and any underwriting arrangements, including underwriting discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or reallowed or paid to dealers. We may have agreements with the underwriters, dealers and agents who participate in the distribution to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which they may be required to make.

Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Stock Market or other national securities exchange. Preferred stock and warrants may or may not be listed on the NASDAQ Global Select Market or other national securities exchange. Debt securities will not be listed on the NASDAQ Global Select Market or other national securities exchange. Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

If we use underwriters in the sale, the securities we offer will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to that offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement or in the other offering materials.

If we use dealers in an offering of our securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement or other offering materials, if any. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also offer our securities directly, or though agents we designate, from time to time at fixed prices, which we may change, or at varying prices determined at the time of sale. We will name any agent we use and describe the terms of the agency, including any commissions payable by us to the agent, in a prospectus supplement and other offering materials, if any. Unless otherwise indicated in the prospectus supplement and other offering materials, any agent we use will act on a reasonable best efforts basis for the period of its appointment.

In certain states, our securities may be sold only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

EXPERTS

The consolidated financial statements of The Bancorp, Inc. and its subsidiary as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 are incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants upon the authority of said firm as experts in accounting and auditing in giving said reports.

LEGAL MATTERS

The validity of the securities offered hereby and tax matters will be passed upon for us by Ledgewood, a professional corporation, Philadelphia, Pennsylvania. Underwriters, dealers and agents, if any, who we will identify in a prospectus supplement, may have their counsel pass upon certain legal matters in connection with any offering we make.

No person is authorized to give any information or to make any representation not contained in this prospectus. You must not rely on any unauthorized representations or information. This prospectus is an offer to sell only the common stock, preferred stock, debt securities warrants, guarantees and units offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

The Bancorp, Inc.

$80,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Guarantees

PROSPECTUS

, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are the expenses (other than underwriting discounts and commissions) we expect to pay in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, all the amounts set forth below are estimated:

SEC registration fee	$3,144
Printing expenses*	$5,000
Accounting fees and expenses*	$10,000
Legal fees and expenses*	$15,000
Miscellaneous expenses	$11,856

Total	$45,000

*	Does not include expenses associated with preparing prospectus supplements and other expenses relating to offerings of particular securities.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the provisions of Section 145 of the Delaware General Corporation Law, the registrant may indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the registrant may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings).

The registrant’s Bylaws provide for indemnification of directors and officers of the registrant to the full extent permitted by applicable law. In accordance with the Delaware General Corporation Law, the registrant’s Certificate of Incorporation contains a provision to limit the personal liability of the directors of the registrant for violations of their fiduciary duty. This provision eliminates each director’s liability to the registrant or its stockholders for monetary damages except (i) for breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty.

The registrant maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

ITEM 16.	EXHIBITS

The Exhibits furnished as part of this registration statement on Form S-3 are identified in the Exhibit Index immediately following the signature pages of this registration statement. Such Exhibit Index is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, June 30, 2009.

THE BANCORP, INC.

By:	/S/ BETSY Z. COHEN
Betsy Z. Cohen
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 30, 2009.

/s/ Betsy Z. Cohen
Betsy Z. Cohen
Chief Executive Officer (principal executive officer) and Director and attorney-in-fact for:

Martin F. Egan
Chief Financial Officer (principal financial and accounting officer)

Frank M. Mastrangelo
President, Chief Operating Officer and Director

D. Gideon Cohen
Director

Walter T. Beach
Director

Michael J. Bradley
Director

Matthew Cohn
Director

Leon A. Huff
Director

William H. Lamb
Director

James J. McEntee III
Director

Linda Schaeffer
Director

Joan Specter
Director

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
1.1(a)	Form of Underwriting Agreement with respect to equity securities*

1.1(b)	Form of Underwriting Agreement with respect to debt securities*

2.1	Stock Purchase Agreement by and among the registrant, American Home Mortgage Holdings, Inc. and American Home Bank, dated as of April 1, 2009(3)

3.1	Certificate of Incorporation(1)

3.2	Bylaws(1)

4.1	Specimen Stock Certificate(2)

4.2	Investor Rights Agreement (1999) (1)

4.3	Investor Rights Agreement (2002) (1)

4.4	Trust Indenture (open ended)**

4.5	Form of certificate representing warrants issued hereunder*

4.6	Form of certificate representing preferred stock issued hereunder*

4.7	Specimen Series B Preferred Stock Certificate(4)

4.8	Warrant for Purchase of Shares of Common Stock(4)

4.9	Letter Agreement dated December 12, 2008, between the registrant and the United States Department of the Treasury, which includes the Securities Purchase Agreement attached thereto(4)

5.1	Opinion of Ledgewood as to the legality of the securities being registered**

12.1	Statement regarding computation of ratios

23.1	Consent of Ledgewood, P.C. (included in Exhibit 5.1)**

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney (included as part of signature pages to this registration statement)**

25.1	Statement of Eligibility on Form T-1 of Trustee for debt securities**

*	To be filed by a post-effective amendment or a Form 8-K.

**	Previously filed herewith.

(1)	Previously filed as an exhibit to the registrant’s registration statement on Form S-4 (File No. 333-117385) filed on July 15, 2004.

(2)	Previously filed as an exhibit to Amendment No. 1 of the registrant’s registration statement on Form S-4 (File No. 333-117385) filed on September 28, 2004.

(3)	Previously filed as an exhibit to the registrant’s current report on Form 8-K filed on June 4, 2009.

(4)	Previously filed as an exhibit to the registrant’s current report on Form 8-K filed on December 16, 2008.